      As filed with the Securities and Exchange Commission on November 12, 1997
                                                    Registration No. 333- ____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                       LATTICE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                        93-0835214
------------------------                             -------------------
(State of Incorporation)                              (I.R.S. Employer
                                                      Identification No.)

                             5555 N.E. Moore Court
                          Hillsboro, Oregon 97124-6421
          (Address of Principal Executive Offices, including Zip Code)

                    ________________________________________

                          EMPLOYEE STOCK PURCHASE PLAN
             (As Amended and Restated Effective November 10, 1997)
                           (Full title of the plans)
                   _________________________________________

                               Stephen A. Skaggs
                            Chief Financial Officer
                       LATTICE SEMICONDUCTOR CORPORATION
                             5555 N.E. Moore Court
                          Hillsboro, Oregon 97124-6421
                                 (503) 681-0118
           (Name, address and telephone number of agent for service)
                              ____________________
                                    Copy to:
                               John A. Fore, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California 94304
                                 (415) 493-9300
                             _____________________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                                               Proposed
                                                           Proposed            Maximum
                                                           Maximum             Aggregate        Amount of
   Title of Securities                 Amount to be        Offering Price      Offering         Registration
   to be Registered                     Registered         Per Share(1)        Price(1)         Fee
--------------------------------------------------------------------------------------------------------------
Common Stock,                          250,000             $53.07               $13,267,500.00   $4,020.45
$0.01 par value per share
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) The Proposed Maximum Offering Price Per Share was estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported by the Nasdaq National Market on November 10, 1997.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Lattice
Semiconductor Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

    (a) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1997, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1997, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (c) The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

    (d) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 27, 1989 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Restated Certificate of Incorporation, as amended, limits the personal liability of directors for monetary damages for their conduct as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law").

    Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

    Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Restated Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.


ITEM 8.  EXHIBITS.

     Exhibit
     Number                             Description
                 ------------------------------------------------------------

     4.1 Employee Stock Purchase Plan (As Amended and Restated Effective November 10, 1997).

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.

    24.1         Consent of Price Waterhouse LLP, Independent Accountants.

    24.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (see Exhibit 5.1).

    25.1      Power of Attorney (see page II-4).


ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 10th day of November, 1997.

                                  LATTICE SEMICONDUCTOR CORPORATION


                                  By:   /s/ Cyrus Y. Tsui
                                     -------------------------------------
                                     Cyrus Y. Tsui
                                     President, Chief Executive Officer
                                     and Chairman of the Board

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                     Title                               Date
-----------------------     -------------------------               -------------

/s/ Cyrus Y. Tsui          President, Chief Executive Officer       November 10, 1997
---------------------      (Principal Executive Officer) and
Cyrus Y. Tsui              Chairman of the Board of Directors

/s/ Stephen A. Skaggs      Senior Vice President, Chief Financial   November 10, 1997
---------------------      Officer (Principal Financial Officer)
Stephen A. Skaggs          and Secretary


/s/ Mark O. Hatfield       Director                                 November 10, 1997
---------------------
Mark O. Hatfield


/s/ Daniel S. Hauer        Director                                November 10, 1997
---------------------
Daniel S. Hauer


/s/ Harry A. Merlo         Director                               November 10, 1997
---------------------
Harry A. Merlo


/s/ Larry W. Sonsini       Director                              November 10, 1997
---------------------
Larry W. Sonsini


/s/ Douglas C. Strain      Director                              November 10, 1997
---------------------
Douglas C. Strain


                        LATTICE SEMICONDUCTOR CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS



 Exhibit
 Number                           Description
---------             ------------------------------------
     4.1              Employee Stock Purchase Plan (As Amended and
                      Restated Effective November 10, 1997).

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.

    24.1              Consent of Price Waterhouse LLP, Independent Accountants.

    24.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (see Exhibit 5.1).

    25.1              Power of Attorney (see page II-4).